Exhibit 99.1

Iterum Therapeutics Commences Rights Offering

DUBLIN, Ireland and CHICAGO, August 11, 2020 (GLOBE NEWSWIRE) -- Iterum Therapeutics plc (Nasdaq: ITRM) (the “Company”), a clinical-stage pharmaceutical company focused on developing next generation oral and IV antibiotics to treat infections caused by multi-drug resistant pathogens in both community and hospital settings, today announced that it has commenced its previously disclosed rights offering.

Pursuant to the rights offering, the Company and Iterum Bermuda Therapeutics Limited, the Company’s wholly-owned subsidiary (“Iterum Bermuda”), are distributing, at no charge to the holders of record of the Company’s outstanding ordinary shares as of 5:00 p.m. Eastern Time on August 5, 2020, and to eligible warrant holders, one non-transferable subscription right for each ordinary share owned (or deemed owned in the case of eligible warrant holders), as more fully described in the prospectus relating to the rights offering. Each right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the subscription price of $1,000.00 per unit, one unit consisting of (i) a 6.500% Exchangeable Senior Subordinated Note due 2025 (the “Exchangeable Notes”), to be issued by Iterum Bermuda in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (ii) 50 Limited Recourse Royalty-Linked Subordinated Notes (the “Royalty-Linked Notes”), to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. No fractional rights or units will be distributed or issued. Holders of rights may only purchase whole units in the rights offering.

The subscription period for the rights offering begins on August 11, 2020, and ends at 5:00 p.m., New York City time, on August 31, 2020, unless extended by the Company.  Following the end of the subscription period, the subscription rights will expire.

The Company will only accept subscription rights for up to 8,400 units for a total purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the indentures pursuant to which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient units may not be available to honor all subscriptions in full or at all. If exercises of subscription rights exceed the number of units available in the rights offering, the Company will allocate the available units pro rata among the record holders of its ordinary shares and eligible warrant holders exercising the subscription rights in proportion to the number of ordinary shares each of those holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed to be owned on the record date by all record holders exercising the subscription right.  Computershare Trust Company, N.A. is acting as the subscription agent, and Georgeson LLC is acting as the information agent, for the rights offering.

The Company reserves the right to cancel or terminate the rights offering at any time.

A registration statement on Form S-1 (File No. 333-237326) relating to the rights offering has been filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”). The rights offering is being made only by means of a prospectus, copies of which will be delivered to eligible holders of record of the Company’s outstanding ordinary shares as of the record date and to eligible warrant holders, and can be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus may also be obtained from the information agent, Georgeson LLC, toll free at (888) 607-6511. Additional information regarding the rights offering is set forth in the prospectus filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any subscription rights, units or any other securities, nor will there be any sale of subscription rights, units or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iterum Therapeutics plc

Iterum Therapeutics plc is a clinical-stage pharmaceutical company dedicated to developing differentiated anti-infectives aimed at combatting the global crisis of multi-drug resistant pathogens to significantly improve the lives of people affected by serious and life-threatening diseases around the world. Iterum Therapeutics is advancing its first compound, sulopenem, a novel penem anti-infective compound, in Phase 3 clinical development with an oral formulation and IV formulation. Sulopenem has demonstrated potent in vitro activity against a wide variety of gram-negative, gram-positive and anaerobic bacteria resistant to other antibiotics. Iterum Therapeutics has received Qualified Infectious Disease Product (QIDP) and Fast Track designations for its oral and IV formulations of sulopenem in seven indications.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, without limitation, statements regarding the timing, terms, level of participation in and completion of the rights offering and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the offering will be satisfied, the uncertainties inherent in the initiation and conduct of clinical trials,  availability and timing of data from clinical trials, changes in regulatory requirements or decisions of regulatory authorities, the Company’s ability to apply for regulatory approval, changes in public policy or legislation, commercialization plans and timelines, if sulopenem is approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, the Company’s ability to maintain listing on the Nasdaq Stock Market, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, organizational, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, organizational, strategic, financial or financing alternative and the Company’s ability to complete one at all, the price of the Company’s securities, the expected use of proceeds from the rights offering and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Contact:

Judy Matthews

Chief Financial Officer 312-778-6073

IR@iterumtx.com